                                                                   EXHIBIT 23(1)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14463) of ShoLodge, Inc. pertaining to senior subordinated notes and the related Prospectus; the Registration Statement (Form S-8 No. 33-52092) pertaining to the 1991 Stock Option Plan, and the related Prospectus; the Registration Statement (Form S-8 No. 333-29881) pertaining to the 1991 Stock Option Plan, as amended and the related Prospectus; and the Registration Statement (Form S-3 No. 33-77910) pertaining to the convertible subordinated debentures due 2004 and the related Prospectus of our report dated March 9, 2001 with respect to the consolidated financial statements and schedule of ShoLodge, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                               [ERNST & YOUNG SIGNATURE GRAPHIC]


Atlanta, Georgia
March 28, 2001